Exhibit 99.2

Dreyer’s 2Q 04 Conference Call
August 6, 2004

Operator

Ladies and gentlemen, thank you for standing by. Welcome to the Dreyer’s Grand Ice Cream Holdings, Inc. second-quarter 2004 results conference call. During the presentation, all participants will be in a listen-only mode. Afterwards, we will conduct a question-and-answer session. As a reminder, this conference is being recorded Friday, August 6, 2004.

I would now like to turn the conference over to Alberto Romaneschi, Chief Financial Officer. Please go ahead, sir.

Alberto Romaneschi - Dreyer’s Grand Ice Cream Holdings – EVP of Finance and Administration and CFO

Thank you, Nick. Good morning and welcome to the Dreyer’s Grand Ice Cream holdings second-quarter conference call. I am Alberto Romaneschi, Chief Financial Officer. Joining me this morning are Bill Collett, our Treasurer, Scott Webster, our Assistant Treasurer, and Mark LeHocky, our General Counsel.

First off, I will let Scott read our Safe Harbor statement.

Scott Webster - Dreyer’s Grand Ice Cream Holdings – Assistant Treasurer

Certain information provided on this call, including statements regarding expectations, beliefs, intentions or strategies regarding the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties as of the date of this call, which may cause the Company’s actual actions or results to differ materially from those contained in the forward-looking statements. These factors and other risks associated with the Company’s business are discussed in the Company’s report on Form 10-Q filed Thursday, August 5, 2004.

Alberto Romaneschi - Dreyer’s Grand Ice Cream Holdings – EVP of Finance and Administration and CFO

Thanks, Scott.

This morning, I would like to, one, review our financial performance for the second quarter, discuss recent sales trends for our business, update you on our launch of Slow Churned Grand Light ice cream, and make some brief comments about our recent acquisition of Silhouette Brands, Inc. As always, we will take some questions.

Second-quarter financial performance —

Second-Quarter Financial Performance

As participants of our last four calls, you well understand the merger transaction that completed on June 27, 2003 was recorded under reserve acquisition accounting. This accounting treatment makes it difficult to compare the current year’s results with the result in corresponding periods prior to the transaction close. The press release and the 10-Q have further discussion of this comparability difference. This lack of comparability will continue in the third quarter, 2004, when we will report quarterly results for DGICH. That will be the rate of comparable to the prior-year quarterly results. With that, I will discuss our operating results for the second quarter.

Second Quarter 2004 Results

Total revenue were 429.8 million for the second quarter, including 11.3 million in other revenues, the majority of which reflects receipt from transitional manufacturing and distribution of brands divested to CoolBrands. We will continue to have these other revenues at some level until that manufacturing and distribution is assumed by CoolBrands.

Reported EBIT of the Company for the second quarter was a loss of 37.7 million. Included in the costs and expenses for the second quarter of 2004 are roughly 8.7 million in nonoperating, merger-related expenses. These include stock option comp, expense of 4.3 million, severance costs of 1.5 million, merger and integration-related professional fees of 1.1 million, vested and unvested option accretion of 0.5 million, and roughly 1.3 million in various other merger-related expenses. Without these nonoperating, merger-related expenses, the Company operating EBIT for the second quarter would have been a loss of 29 million.

I’d like to put these operating results into perspective for investors with some comments on the commodity environment and our ongoing transitional activities.

First of all, prices of dairy raw materials during the second quarter continued to be high and had a significant impact on our operating EBIT. As you are aware, the price of AA butter determines our cream prices. The AA butter price was significantly higher in the second quarter of 2004 than it was during the same period last year. As a result, the Company paid 20.8 million more for cream in the second quarter to produce the ice cream that it sold than it would have had the AA butter price during the period been consistent with last year’s levels.

Our operating EBIT performance was also impacted by losses from our butter-trading activities of 4.1 million. AA butter prices have continued to drop during the quarter but remain at historically very high levels, which will affect our third-quarter results.

Secondly, our operating EBIT was affected by the drayage expense paid to CoolBrands for transitional distribution of certain products as mandated by the FTC agreement, as we have discussed in previous calls. Drayage expenses in the second quarter were 10.1 million.

Except for the dairy impact, we remain on track at this half-year point to meet our internal projections for the first full year of Dreyer’s Holdings.

Now, let me turn to some comments on recent sales.

Grocery Market Trends

As most of you are aware, AC Nielsen data describes market activity in the grocery channel, our largest channel of distribution. The grocery channel made some small gains versus last year for the

13 weeks ending June 26, 2004 with total packaged ice cream dollars flat to last year and frozen snack sales up 4 percent to last year.

As the size of the overall pie stabilized, Dreyer’s also had a strong quarter for sales in packaged ice cream, sales growing 10 percent in the quarter. Dollar sales of Dreyer’s premium portfolio of company brands grew 4 percent in the 13 weeks ending June 26, 2004 versus a year ago, while our better-for-use styles were up 22 percent, driven primarily by continued strong gains from our Slow Churned Grand Light.

Superpremium sales in the grocery channel decreased 1 percent in the quarter. During the same period, our Haagen-Dazs brand continued the momentum begun in the first quarter as our advertising and marketing program took hold and brought dollar sales growth of 6 percent in the second quarter.

Frozen snacks — the frozen snack category in the grocery channel continued to be stronger than packaged, growing at a 4 percent rate in the quarter ended June 26, 2004 versus a year ago. Dollar sales of Dreyer’s frozen snack portfolio stabilized in the quarter with growth of 2 percent versus the same period last year.

With that, I’d like to make a few comments on our rollout of Slow Churned Grand Light.

Slow Churned Rollout for 2004

Our rollout of Slow Churned Grand Light was nearing completion into all markets at our last call on May 7. As we discussed on that call, support for Slow Churned during its first summer was aggressive. On May 9, a national TV advertising company began with a high frequency for the first four weeks. In June, our national print campaign hit several health-conscious magazines, and our 7,150 days of in-store sampling began near Memorial Day.

Results for this summer quarter have been outstanding. Unit sales across all channels were up 73 percent in the second quarter, versus sale of our Grand Light product in the same period last year. The lift of our advertising and new product excitement has pushed much of the rest of our premium brands, as our total premium portfolio had unit growth of 21 percent in the quarter. We remain very excited about Slow Churned and continue to believe it will revolutionize the ice cream industry.

With that, I’d like to make a few comments about our recent Silhouette acquisition.

Silhouette Acquisition

Our acquisition of Silhouette Brands, marketers of Skinny Cow and Skinny Carb branded frozen snacks, completed last week on July 26, 2004. Skinny Cow has been the fastest-growing partner brand for Dreyer’s in recent years. The valuation of the deal was roughly about 70 million, with expenses to Dreyer’s of approximately 60 million.

Financially, we expect the synergies of managing these brands as Company Brands to allow us to deliver an EBITDA multiple between 6 to 7 in the first full year. We also believe that we have a significant marketing opportunity for additional growth of these brands, both in and out of the grocery channel.

At this point, I would like to open the call for questions

Operator - Yes, sir. Thank you. Ladies and gentlemen, if you would like to register a question, please press the one followed by the four on your telephone. You will hear a three-tone prompt to acknowledge your request. If your question has been answered and you would like to withdraw your registration, please press the one followed by the three. If you are using a speaker phone, please lift your handset before entering your question.

Our first question is from Keith Howlett with Desjardins Securities.

Keith Howlett – Desjardins Securities

Yes, I had a question on the pricing of your super-premium pint business, your Haagen-Dazs. I was wondering what your pricing stance is there, whether you’ve taken pricing up or whether you’ve left it the same. Also, what your outlook is on the butterfat market, going forward, if you have some forward thoughts?

Alberto Romaneschi - Dreyer’s Grand Ice Cream Holdings –CFO

All right, if I understand the question correctly, you are asking about our pricing policy for premium and our view on butterfat?

Keith Howlett – Desjardins Securities

Correct

Alberto Romaneschi - Dreyer’s Grand Ice Cream Holdings –CFO

We don’t really have an outlook on the butterfat price. As investors are well aware, the price of the cream in our products is determined by the price of AA butter described at length in our filing. While the price of AA butter is indeed at a high level going into the summer season, we have been through higher cream cycles in previous years and we have no across-the-board price increases planned and remain in a wait-and-see mood at this point to determine how our branded and private-label competitors will react. Every ice cream product in every market will have different dynamics, and we will make market shares versus margin preservation decisions for each product and each market as well, as we feel appropriate. I think this probably answers your question about pricing on premium. Super-premium, sorry.

Keith Howlett – Desjardins Securities

Thank you. Maybe just on your outlook for Slow Churned, in terms of going forward, where you see that product going.

Alberto Romaneschi - Dreyer’s Grand Ice Cream Holdings –CFO

Give me one second. Okay, Keith?

We are very optimistic and we expect the current trend to continue. As I amply said in my statements, we expect to revolutionize the industry, and we truly believe this is a highly innovative product that really fits into consumer benefits.

Keith Howlett – Desjardins Securities

Thanks very much

Operator

Our next question is from Michael Schecter, Mentor Partners

Michael Schecter - Mentor Partners

Just in general, a major macro question — is there anything that you see with regards to the Nestle transaction and the governing documents that allows Nestle not to take the rest of the Company in if it’s put?

Alberto Romaneschi - Dreyer’s Grand Ice Cream Holdings CFO

Give me one second. Michael? I suggest you read the governance agreement and maybe I can get Scott to help you out to find what you’re looking for.

Michael Schecter - Mentor Partners

I’ve read it, and the only thing that sparked me was the line your accountants forced you to put in the document about the controls and Sarbanes-Oxley.

Alberto Romaneschi - Dreyer’s Grand Ice Cream Holdings CFO

I think, again, we didn’t hear you well.

Michael Schecter - Mentor Partners

Okay, in the 10-Q, you know, you’ve got one line at the very end. Let me see if I can find it — with regards to Sarbanes-Oxley on Page 38 of your Q after you basically warrant that everything is — all the disclosures and procedures are effective and everything is fine. It talks about the Company identifying potential internal control improvements that may be a reportable condition, which I gather is just your accountants running amuck on Sarbanes-Oxley?

Alberto Romaneschi - Dreyer’s Grand Ice Cream Holdings CFO

Yes

Michael Schecter - Mentor Partners

Of course, it just goes back to the whole original transaction and the governance agreements and you know, just an opinion — not an opinion but a statement from the Company that the way the transaction is structured, there is absolutely nothing that allows Nestle to get out of buying-in the rest of the Company.

Alberto Romaneschi - Dreyer’s Grand Ice Cream Holdings CFO

Yes, give me one second. I will see how we can answer this question.

Michael, thank you again for the very good question. I want to elaborate on our disclosure on internal controls, and I think it’s important. In essence, our disclosure is about the same as in previous 10-Q. The only difference is that we have commented on our ongoing Sarbanes-Oxley initiative and the comments are to be taken within the context of the new Sarbanes-Oxley regulations, specifically Section 404.

Dreyer’s is going through the same process as basically every public company in the U.S. to comply with Sarbanes-Oxley. Management has evaluated the item identified for potential improvement or change and has determined that there are not significant defficiencies or material weaknesses. We have established that the current procedure is sufficient to ensure that financial statements are accurate as reported.

But at this point in time, the process is not complete, as you can imagine, and will not be complete until later this year. But as we told you, it’s a public company. The process of 404 compliance, as expected, identify our areas where processes can be improved or changed. Should the completion of the compliance process result in changes in internal controls, the Company will consider the appropriate disclosure as required by the legislation at that time.

Now, regarding your specific question about the governance agreement, I would like to have our general counsel, Mark LeHocky, address your specific question.

Mark LeHocky - Dreyer’s Grand Ice Cream Holdings – General Counsel

Michael, this is Mark LeHocky. I just reinforce what Alberto has already said. Our governance agreement identifies the full breadth of the arrangement with Nestle, and that’s all spelled out. We are not aware of anything, at this point, that indicates there’s any issue with under the agreement or would affect the transaction unfolding as contemplated by the governance agreement.

Michael Schecter - Mentor Partners

Okay, but you know, I guess all your debt matures around the time the put occurs?

Mark LeHocky - Dreyer’s Grand Ice Cream Holdings – General Counsel

I’m not sure what you mean.

Michael Schecter - Mentor Partners

It looks like all your debt has a maturity of 12-31-05.

Alberto Romaneschi - Dreyer’s Grand Ice Cream Holdings CFO

This financing we have in place is basically renewable from year-to-year.

Michael Schecter - Mentor Partners

At the company’s option?

Alberto Romaneschi - Dreyer’s Grand Ice Cream Holdings CFO

Yes

Michael Schecter - Mentor Partners

Okay

Alberto Romaneschi - Dreyer’s Grand Ice Cream Holdings CFO

Thank you for the question, Michael.

Michael Schecter - Mentor Partners

I never thought there were any issues with your internal controls; it’s just the disclosure seemed to be out of control.

Alberto Romaneschi - Dreyer’s Grand Ice Cream Holdings CFO

Say it again ?

Michael Schecter - Mentor Partners

I said disclosure rules seem to be out of control.

Alberto Romaneschi - Dreyer’s Grand Ice Cream Holdings CFO

Thank you

Michael Schecter - Mentor Partners

You’re welcome

Alberto Romaneschi - Dreyer’s Grand Ice Cream Holdings CFO

Any other questions ?

Operator

We have a follow-up question from Keith Howlett

Keith Howlett – Desjardins Securities

I just had a question relating to your acquisition of Silhouette. I was wondering if there’s any Federal Trade Commission review or any restriction on what you do with that business, or how you grow it or anything at all relating to Federal Trade Commission ?

Alberto Romaneschi - Dreyer’s Grand Ice Cream Holdings CFO

Thank you, Keith, for the question. I will defer your question to Mark, who is in a better position to answer it directly

Mark LeHocky - Dreyer’s Grand Ice Cream Holdings – General Counsel

I’m not sure of the scope of your question, but depending upon the size of the transaction, sometimes transactions have to go through what’s called a Hart-Scott-Rodino review by either the Justice Department or the FTC. Because of the size of this transaction, no such review was required, so we do not need to go through that process at this point.

Keith Howlett – Desjardins Securities

Great. That was my question. There’s nothing relating to the prior transaction with Dreyer’s that requires you to somehow ask somebody’s thoughts on this transaction in any way?

Mark LeHocky - Dreyer’s Grand Ice Cream Holdings – General Counsel

No, you’re referring back to the consent agreement relating to the Dreyer’s/Nestle merger transaction. There were no conditions to that agreement that impacted our acquisition of Silhouette.

Keith Howlett – Desjardins Securities

Great, thanks very much.

Operator

There are no further questions at this time

Alberto Romaneschi - Dreyer’s Grand Ice Cream Holdings CFO

Thank you. I would like to thank all the participants for attending this conference call.

With that, I close the conference call.

Operator - Ladies and gentlemen, we thank you very much for your participation. This concludes today’s presentation, and we ask that you please disconnect your lines.